Exhibit 10.3

2006 IDACORP, Inc.
Executive Incentive Plan
NEO Award Opportunity Chart

Name	Title	Threshold ($)	Target ($)	Maximum ($)

Jan B. Packwood	President and Chief Executive Officer, IDACORP	70,000	325,000	650,000
J. LaMont Keen	Executive Vice President, IDACORP and President and Chief Executive Officer, Idaho Power	37,800	189,000	378,000
Darrel T. Anderson	Senior Vice President - Administrative Services and Chief Financial Officer, IDACORP and Idaho Power	19,600	98,000	196,000
James C. Miller	Senior Vice President of Power Supply, Idaho Power	19,600	98,000	196,000
Thomas R. Saldin	Senior Vice President, General Counsel and Secretary, IDACORP and Idaho Power	18,550	92,750	185,500